Exhibit 99.2

News Release

For Immediate Release

Contact:	Damon Wright
Sr. Director, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

EPICOR KICKS OFF WORLDWIDE CUSTOMER CONFERENCE WITH

COMMENTS ON EXPECTED STRONG FINANCIAL PERFORMANCE FOR THE

THIRD QUARTER 2006

Company Expects to Exceed Previously Provided Third Quarter Financial Guidance;

Consolidated Financial Results to be Announced After Market Close on October 25, 2006

IRVINE, Calif., Oct. 23, 2006 — Epicor Software Corporation (Nasdaq: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of the Global 1000, today announced that based on preliminary financial data, the Company expects total revenue for the third quarter ended September 30, 2006 to be between $95 million and $96 million, exceeding the Company’s earlier provided third quarter revenue guidance. Non-GAAP diluted earnings per share for the third quarter is also expected to exceed the Company’s guidance.

On July 26, 2006, the Company announced total revenues for the third quarter were expected to be approximately $93 million, with non-GAAP earnings of $0.17 per diluted share based on a weighted average share count of approximately 57 million shares(1).

“We continue to see strength across all areas of our business and our preliminary financial data for the third quarter points to strong year-over-year increases in each revenue line,” said George Klaus, chairman and CEO of Epicor. “Our preliminary results demonstrate solid organic growth, complemented by the contribution from the CRS Retail Systems business, which we acquired in December 2005.

“With our annual customer conference — Epicor Perspectives 2006 — beginning this morning in Las Vegas,” Klaus continued, “we felt it was important to provide, in advance, our preliminary revenue and earnings results so that we can better convey the clear market leadership and financial strength of Epicor to the over 2,000 customers, partners and employees attending.” The Company expects to report consolidated financial results for its third quarter after the close of market on October 25, 2006. The Company will host a conference call to discuss its financial results at 2:00 P.M. Pacific Time.

About Epicor Software Corporation

– More –

Four Manufacturing Deals Total over $1 Million

Epicor, named one of FORTUNE magazine’s 100 Fastest-Growing Companies in 2006, is a global leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and professional services automation (PSA) software solutions to midmarket companies and divisions of the Global 1000. Founded in 1984, Epicor serves over 20,000 customers in more than 140 countries, providing solutions in over 30 languages. Employing innovative service-oriented architecture (SOA) and Web services technology, Epicor delivers end-to-end, industry-specific solutions for manufacturing, distribution, retail, hospitality and services that enable companies to drive increased efficiency, improve performance and build competitive advantage. Epicor solutions provide the scalability and flexibility to meet today’s business challenges, while empowering enterprises for even greater success tomorrow. Epicor offers a comprehensive range of services with its solutions, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements with respect to the financial condition, results of operations, continued profitability and activities of Epicor. These forward-looking statements include statements regarding expected revenues, earnings and earnings per share, and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s annual report on Form 10K and 10K/A for the year ended December 31, 2005 at pages 17-25 and quarterly report on Form 10Q for the quarter ended June 30, 2006 at pages 36-44. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Organic growth measures exclude the results of the revenue contribution of CRS Retail Technology Group, a wholly owned subsidiary of the Company which was acquired in December 2005. The non-GAAP earnings measure used by the Company is defined to exclude the following amortization of intangible assets and stock-based compensation expense, each net of tax and the non-cash income tax benefit. The required disclosures related to the use of non-GAAP measures in this press release are set forth in the Current Report on Form 8-K furnished to the SEC.

(1) Please see the Company press release dated July, 26, 2006 for the required reconciliations and other disclosures related to the Company’s previously disclosed estimate of non-GAAP earnings per share.

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

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